EXHIBIT 23.02



SELLERS AND ANDERSEN, L.L.C.
----------------------------
Certified Public Accountants                      941 East 3300 South, Suite 202
and Business Consultants                              Salt Lake City, Utah 84106
                                                          Telephone 801 486-0096
                                                                Fax 801 486-0098


               CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

We have issued our report dated March 21, 2003, accompanying the audited financial statements of The Entertainment Internet, Inc. at December 31, 2002, and the related statements of operations, stockholders' equity and cash flows and for the year ended December 31, 2002 and the period November 28, 2001 to December 31, 2001 and hereby consent to the incorporation of such report in a Registration Statement on Form S-8.



April 4, 2003                                        s/SELLERS AND ANDERSEN, LLC